UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2010

INFINERA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33486	77-0560433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

169 Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 3, 2010, Infinera Corporation (the “Company”) received notification that Reed Hundt will not stand for re-election as a member of the Board of Directors (the “Board”) of the Company at the upcoming annual meeting of stockholders. Mr. Hundt indicated that his stepping down from the Company’s Board will permit him to devote additional time to fulfilling other business interests and responsibilities. Mr. Hundt is a member of the Board’s nominating and governance committee and is the chairman of the Board’s compensation committee. The Company does not believe that Mr. Hundt’s decision was caused by any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company is appreciative of Mr. Hundt’s three years of service on the Board and intends to enter into a consulting agreement with Mr. Hundt which will become effective upon his completion of service as a member of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

By:	/s/ MICHAEL O. MCCARTHY III
Michael O. McCarthy III
Chief Legal Officer

Date: March 4, 2010

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